Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that this Amendment No. 1 to the Company’s annual report on Form 10-KSB for the period ended June 30, 2005 (this "Amendment No. 1”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in this Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented in this Amendment No. 1.

Date: September 15, 2006
By: /s/ James W. Margulies
James W. Margulies, Chief Financial Officer

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Amendment No. 1 to Form 10-KSB or as a separate disclosure document.